    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 1995

                                                      REGISTRATION NO. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                              H.J. HEINZ COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
           PENNSYLVANIA                           25-0542520
 (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)            IDENTIFICATION NUMBER)
                               600 GRANT STREET
                        PITTSBURGH, PENNSYLVANIA 15219
                                (412) 456-5700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                           LAWRENCE J. MCCABE, ESQ.
                    SENIOR VICE PRESIDENT--GENERAL COUNSEL
                              H.J. HEINZ COMPANY
                               600 GRANT STREET
                        PITTSBURGH, PENNSYLVANIA 15219
                                (412) 456-5700
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                   COPY TO:
                            JAMES L. PURCELL, ESQ.
                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                (212) 373-3000
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered solely in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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- -------------------------------------------------------------------------------

                                                       PROPOSED
                                         PROPOSED       MAXIMUM
  TITLE OF EACH CLASS OF     AMOUNT      MAXIMUM       AGGREGATE    AMOUNT OF
     SECURITIES TO BE        TO BE    OFFERING PRICE   OFFERING    REGISTRATION
        REGISTERED         REGISTERED  PER UNIT(1)     PRICE(1)        FEE
- -------------------------------------------------------------------------------
Common Stock, $.25 par
 value...................   175,000       $43.00     $7,525,000.00  $2,595.00

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high ($43.375) and low ($42.625) sales prices of the Registrant's Common Stock on the New York
    Stock Exchange on July 31, 1995.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED AUGUST 2, 1995

PROSPECTUS

                                 175,000 SHARES

                               H.J. HEINZ COMPANY

                                  COMMON STOCK

                                  -----------

  All of the shares of common stock, par value $.25 per share ("Common Stock"), of H.J. Heinz Company (the "Company") offered hereby (the "Offering") may be sold from time to time by AT&T Investment Management Corp. (the "Selling Shareholder") in transactions on the New York Stock Exchange, the Pacific Stock Exchange or otherwise at prices and on terms prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions or otherwise. See "Plan of Distribution." The aggregate proceeds to the Selling Shareholder from the sale of the Common Stock offered hereby will be the purchase price thereof, less the aggregate brokerage commissions, agent's discount or underwriter's discount, if any, and the expenses of distribution not borne by the Company. The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. All expenses incurred in connection with this Offering, estimated at $24,595, will be borne by the Company, other than any commissions or discounts paid or allowed by the Selling Shareholder to underwriters, dealers, brokers or agents.

  All of the shares of Common Stock offered hereby have been "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), prior to their registration under the registration statement of which this Prospectus is a part. An affiliate of the Company sold a total of 175,000 shares of Common Stock to the Selling Shareholder in a private transaction in May 1995, all of which are being registered. See "Selling Shareholder."

  The Common Stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "HNZ." On August 1, 1995, the last reported sales price of the Common Stock on the New York Stock Exchange was $44 1/8 per share.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------


                    THE DATE OF THIS PROSPECTUS IS    , 1995

                             AVAILABLE INFORMATION

  H.J. Heinz Company (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy materials and other information concerning the Company and the Registration Statement (as defined below) can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 or 233 South Beaudry Avenue, Los Angeles, California 90012, on which exchanges the Company's Common Stock, par value $.25 per share (the "Common Stock"), is listed.

  The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") (which term encompasses any amendments thereto) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement including the exhibits filed as a part thereof or otherwise incorporated therein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the fiscal year ended May 3, 1995 filed with the Commission (File No. 1-3385) pursuant to the Exchange Act, the Company's Current Report on Form 8-K dated March 29, 1995, as amended by the Company's Form 8-K/A dated May 30, 1995, the Company's Current Report on Form 8-K dated July 7, 1995, and the description of the Company's Common Stock contained in its Registration Statement on Form 10 filed in 1945 with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference.

  All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus has been delivered, upon written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to the Corporate Affairs Department, H.J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230-0057; telephone number (412) 456-6000.

                                  THE COMPANY

  H.J. Heinz Company was incorporated in Pennsylvania on July 27, 1900. In 1905, it succeeded to the business of a partnership operating under the same name which had developed from a food business founded in 1869 at Sharpsburg, Pennsylvania by Henry J. Heinz. H.J. Heinz Company and its consolidated subsidiaries (collectively, the "Company") manufacture and market an extensive line of processed food products throughout the world. The Company's products include ketchup, tuna and other seafood products, baby food, frozen potato products, pet food, lower-calorie products (frozen entrees, frozen desserts, frozen breakfasts, dairy and other products), soup (canned and frozen), sauces/pastes, condiments and pickles, beans, coated products, pasta, bakery products, chicken, frozen pizza and pizza components, full calorie frozen dinners and entrees, vegetables (frozen and canned), ice cream and ice cream novelties, edible oils, vinegar, margarine/shortening, juices and other processed food products. The Company operates principally in one segment of business--processed food products--which represents more than 90% of consolidated sales. The Company also operates and franchises weight control classes and operates other related programs and activities.

  The Company's executive offices are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219. Its telephone number is (412) 456-5700.

                                USE OF PROCEEDS

  The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby, and none of such proceeds will be available for use by the Company or otherwise for the Company's benefit.

                              SELLING SHAREHOLDER

  The 175,000 shares of Common stock offered hereby are being registered pursuant to a Registration Rights Agreement, dated as of May 2, 1995, entered into by the Company and AT&T Investment Management Corp. (the "Selling Shareholder") in connection with the sale by the Company to the Selling Shareholder of 175,000 shares of Common Stock under a Stock Purchase Agreement, dated as of May 2, 1995, between the Company and the Selling Shareholder. The 175,000 shares of Heinz Common Stock owned of record by the Selling Shareholder were purchased and are held by it for the account and benefit of the AT&T Master Pension Trust. The Selling Shareholder has advised the Company that (i) investment advisers/managers also hold shares of Heinz Common Stock for the account and benefit of the AT&T Master Pension Trust, and
(ii) the aggregate number of all such shares of Common Stock so held at June 30, 1995 (the latest date for which there is available information) was 924,518 (including the 175,000 shares held by the Selling Shareholder). All such shares together constitute less than one-half of one percent (0.5%) of the outstanding Common Stock of the Company.

                             PLAN OF DISTRIBUTION

  The Selling Shareholder has advised the Company that it may from time to time offer and sell the shares of Common Stock offered hereby on the New York Stock Exchange (the "NYSE"), the Pacific Stock Exchange (the "PSE"), in privately negotiated transactions or otherwise at prices prevailing in such market or as may be negotiated at the time of sale. Such shares may also be publicly offered through agents, underwriters or dealers, in which event the Selling Shareholder may enter into agreements with respect to such offering. In effecting sales, brokers and dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive usual and customary commissions or discounts from the Selling Shareholder in amounts to be negotiated (and, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser). Brokers or dealers may agree with the Selling Shareholder to sell a specified number of shares at a stipulated price per share and, to the extent such a broker or dealer is unable to do so acting as agent for the Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Brokers or dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other brokers or dealers, including transactions of the nature described above) on the NYSE, the PSE, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices or otherwise, and in connection with such resales may pay or receive from the purchasers of such shares commissions as described above.

  All expenses incurred in connection with the registration of the shares offered hereby, estimated at $24,595, will be borne by the Company, except that any brokerage commissions or discounts paid or allowed by the Selling Shareholder to brokers, agents, underwriters or dealers shall be payable by the Selling Shareholder. In connection with any sales, the Selling Shareholder and any broker participating in such sales may be deemed to be "Underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts or commissions.

                             CONCURRENT OFFERINGS

  Concurrently with the Offering being made by this Prospectus, public offerings of an aggregate of 12,750,000 shares of the Company's Common Stock are being made in the United States and Canada and outside the United States and Canada on behalf of the Howard Heinz Endowment, Vira I. Heinz Endowment, H. John Heinz III Revocable Trust No. 1, Heinz Family Foundation, H. John Heinz III Descendants' Trust (No. 1), H.J. Heinz II Family Trust and H.J. Heinz II Charitable and Family Trust, through an underwriting syndicate co-managed by Dillon, Read & Co. Inc., Lazard Freres & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated in the United States and
Canada and certain of their affiliates abroad at a price of $   a share.
Incident to such offerings, the U.S. Underwriters have been granted an option to purchase up to an additional 1,912,500 shares of Common Stock from such selling shareholders at the same price to cover over-allotments, if any.

                                 LEGAL MATTERS

  The validity of the Common Stock will be passed upon by Lawrence J. McCabe, Senior Vice President-General Counsel of the Company. Mr. McCabe beneficially owns shares of the Company's Common Stock and holds options to purchase additional shares of Common Stock. Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, has acted as special counsel to the Company in connection with this Offering.

                                    EXPERTS

  The consolidated financial statements of the Company as of May 3, 1995 and April 27, 1994 and for each of the three years in the period ended May 3, 1995 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended May 3, 1995 have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing. The combined financial statements of The Quaker Oats Company's North American Pet Food Business for the fiscal year ended June 30, 1994 included in the Company's Form 8-K/A dated May 30, 1995, amending the Company's Current Report on Form 8-K dated March 29, 1995, have been incorporated by reference in this Prospectus and have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THE PRO-SPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLD-ER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLIC-ITATION IS UNLAWFUL.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   3
Use of Proceeds............................................................   4
Selling Shareholder........................................................   4
Plan of Distribution.......................................................   4
Concurrent Offerings.......................................................   4
Legal Matters..............................................................   5
Experts....................................................................   5

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                 175,000 SHARES

                               H.J. HEINZ COMPANY

                                  COMMON STOCK



                               ----------------

                                   PROSPECTUS

                               ----------------


                                      , 1995


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following are the expenses of the issuance and distribution of the securities being registered, all of which will be paid by the Registrant. All amounts shown are estimates, except the SEC registration fee. The Selling Shareholder will bear the cost of all selling commissions payable with respect to the sale of the registered shares.

SEC registration fee................................................... $ 2,595
Accounting fees and expenses...........................................  10,000
Legal fees and expenses................................................  10,000
Miscellaneous expenses.................................................   2,000
                                                                        -------
  Total................................................................ $24,595
                                                                        =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company provides in Article Sixth of its Articles of Incorporation and
Article VII of its By-Laws for the limitation of the liability of the Company's directors to the maximum extent permitted under Pennsylvania law from time to time in effect. These provisions were approved by the Company's shareholders on September 9, 1987 and were adopted as a result of the passage of the Directors' Liability Act (an amendment to the Pennsylvania Judicial
Code) which became effective on January 27, 1987 (the "Act"). The Act permits Pennsylvania corporations to eliminate, subject to shareholder approval of a provision in a corporation's by-laws, the personal liability (including liability to the corporation or to its shareholders) of directors for monetary damages for a breach of, or a failure to perform, their duties as directors, except to the extent their acts or omissions constitute self-dealing, willful misconduct or recklessness. The Act does not apply, however, to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, state or Federal law.

  In addition, the Company provides in Article Sixth of its Articles of Incorporation and Article VIII of its By-Laws for the indemnification of the Company's directors, officers and others who may be later designated by the Board of Directors of the Company to the maximum extent permitted under Pennsylvania law from time to time in effect with respect to proceedings based on acts or omissions on or after January 27, 1987. These provisions were also adopted in response to the Act, which provides that directors, officers and other persons designated by the directors may be indemnified against liabilities and expenses incurred in the performance of their duties subject to the limitation that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted self-dealing, willful misconduct or recklessness. Given that the aforementioned provisions relating to indemnification incorporate the full extent of indemnification permitted under Pennsylvania law as from time to time in effect, such provisions would implement automatically any future changes in the law which expand the scope of permissible indemnification of the Company's directors and officers. However, any amendment or repeal of these provisions would not limit the rights of directors or officers to be indemnified with respect to acts or omissions which occurred prior to any such change.

  In connection with the adoption of Article VIII of the By-Laws relating to indemnification, the Company retained Article IX (formerly Article VII) of its By-Laws which provides for the indemnification of its present and former directors, officers, and managerial employees to the fullest extent permitted by and in accordance with the standards and procedures provided under Subchapter C of Chapter 17 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") unless such persons have received the benefits of indemnification under Article VIII of the Company's By-Laws. Subchapter C of the BCL sets forth comprehensive indemnification provisions authorizing corporations to indemnify present and former directors, officers, employees and agents against liabilities incurred in connection with their service in such capacities. Under these sections of the BCL, such persons could be indemnified only if (i) the director or officer was successful on the merits of the suit or proceeding in respect of which indemnification was sought or (ii) indemnification was ordered by a court or (iii) a determination was made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, by independent legal counsel or by the stockholders that the director or officer has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

  The Company is also authorized under Pennsylvania law, including the BCL, its Articles of Incorporation (Article Sixth) and its By-Laws (Article VIII and Article IX) to purchase insurance against such liabilities, whether or not the Company would have the power to indemnify such person against such liability by law or under the provisions of the Company's Articles of Incorporation or By-Laws. The Company has obtained directors' and officers' insurance against loss, within certain policy limits, arising from any claim made against the Company's directors and officers by reason of any wrongful act, as defined in such insurance policies, in their respective capacities as directors or officers or as fiduciaries under certain of the Company's employee benefit plans.

ITEM 16. EXHIBITS

  The following Exhibits are either filed as part of this Registration Statement or incorporated herein by reference:

  4(a)   -- The Company's Articles of Amendment dated July 13, 1994, amending and restating the Company's amended and restated Articles of
            Incorporation in their entirety (Incorporated by reference to
            Exhibit No. 3(i) to the Company's Annual Report on Form 10-K for
            the fiscal year ended April 27, 1994)
  4(b)   -- By-Laws of the Company, as amended effective October 12, 1994
            (Incorporated by reference to Exhibit No. 3(ii) to the Company's
            Annual Report on Form 10-K for the fiscal year ended May 3, 1995)
  4(c)   -- Agreement for the Registration of Stock (the "Registration
            Agreement") among the Company and Howard Heinz Endowment, Vira I.
            Heinz Endowment, Heinz Family Foundation, H. John Heinz III
            Revocable Trust No. 1 and H. John Heinz III Descendants' Trust (No.
            1) dated June 22, 1995 (Incorporated by reference to Exhibit 10 to the Company's Current Report on Form 8-K dated July 7, 1995)
 *4(d)   -- Amendment to the Registration Agreement
  4(e)   -- Registration Rights Agreement dated as of May 2, 1995 between the
            Selling Shareholder and the Company
 *5      -- Opinion of Lawrence J. McCabe, Senior Vice President-General
            Counsel of the Company, as to the legality of the Common Stock
  23(a)  -- Consent of Coopers & Lybrand L.L.P.
  23(b)  -- Consent of Arthur Andersen LLP
 *23(c)  -- Consent of Lawrence J. McCabe (included in his opinion filed as
            Exhibit 5)
  24     -- Power of Attorney

- --------
* To be filed by amendment.

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE FILED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, STATE OF PENNSYLVANIA, ON AUGUST 2, 1995.

                                                   H.J. Heinz Company
                                                      (Registrant)

                                                  /s/ David R. Williams
                                          By
                                            -------------------------------
                                                    DAVID R. WILLIAMS
                                            Senior Vice President-Finance and
                                                 Chief Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 2, 1995.

               SIGNATURE                              CAPACITY

     /s/ Anthony J. F. O'Reilly        Chairman of the Board, President and
- -------------------------------------   Chief Executive Officer (Principal
       ANTHONY J. F. O'REILLY           Executive Officer)

        /s/ David R. Williams          Senior Vice President-Finance and
- -------------------------------------   Chief Financial Officer (Principal
          DAVID R. WILLIAMS             Financial Officer)

         /s/ Tracy E. Quinn            Corporate Controller (Principal
- -------------------------------------   Accounting Officer)
           TRACY E. QUINN

Anthony J.F. O'Reilly          Director  )
Joseph J. Bogdanovich          Director  )
Nicholas F. Brady              Director  )
Richard M. Cyert               Director  )
Thomas S. Foley                Director  )
Edith E. Holiday               Director  )
Samuel C. Johnson              Director  )
William R. Johnson             Director  )
                                         )
                                         )
Donald R. Keough               Director  )
Albert Lippert                 Director  )
Lawrence J. McCabe             Director  )   By    /s/ Lawrence J. McCabe
Luigi Ribolla                  Director  )      ------------------------------
Herman J. Schmidt              Director  )           LAWRENCE J. MCCABE
David W. Sculley               Director  )      Director and Attorney-in-Fact
Eleanor B. Sheldon             Director  )
William P. Snyder III          Director  )
William C. Springer            Director  )
S. Donald Wiley                Director  )
David R. Williams              Director  )

                               INDEX TO EXHIBITS

                                                                SEQUENTIAL PAGE
  EXHIBITS                     DESCRIPTION                          NUMBER
  --------                     -----------                      ---------------
  4(a)   -- The Company's Articles of Amendment dated July
            13, 1994, amending and restating the Company's
            amended and restated Articles of Incorporation in
            their entirety (Incorporated by reference to
            Exhibit No. 3(i) to the Company's Annual Report
            on Form 10-K for the fiscal year ended April 27,
            1994)
  4(b)   -- By-Laws of the Company, as amended effective
            October 12, 1994 (Incorporated by reference to
            Exhibit No. 3(ii) to the Company's Annual Report
            on Form 10-K for the fiscal year ended May 3,
            1995)
  4(c)   -- Agreement for the Registration of Stock (the
            "Registration Agreement") among the Company and
            Howard Heinz Endowment, Vira I. Heinz Endowment,
            Heinz Family Foundation, H. John Heinz III
            Revocable Trust No. 1 and H. John Heinz III
            Descendants' Trust (No. 1) dated June 22, 1995
            (Incorporated by reference to Exhibit 10 to the
            Company's Current Report on Form 8-K dated
            July 7, 1995)
 *4(d)   -- Amendment to the Registration Agreement
  4(e)   -- Registration Rights Agreement dated as of May 2,
            1995 between the Selling Shareholder and the
            Company
 *5      -- Opinion of Lawrence J. McCabe, Senior Vice
            President--General Counsel of the Company, as to
            the legality of the Common Stock
  23(a)  -- Consent of Coopers & Lybrand L.L.P.
  23(b)  -- Consent of Arthur Andersen LLP
 *23(c)  -- Consent of Lawrence J. McCabe (included in his
            opinion filed as Exhibit 5)
  24     -- Power of Attorney

- --------
* To be filed by amendment.